Exhibit 99.1

Pacific Premier Bancorp, Inc.
Q4 2020 Earnings Conference Call
Tuesday, January 26, 2021, 12:00 P.M. Eastern

CORPORATE PARTICIPANTS
Steve Gardner - Chairman, President and Chief Executive Officer
Ronald Nicolas - Senior Executive Vice President and Chief Financial Officer

Pacific Premier Bancorp, Inc.
Q4 2020 Earnings Conference Call Transcript
PRESENTATION

Operator
Good day and welcome to the Pacific Premier Bancorp Fourth Quarter 2020 Conference Call. All participants will be in listen-only mode. Should you need assistance, please signal a conference specialist by pressing the star (*) key, followed by zero (0). After today’s presentation, there will be an opportunity to ask a question. To ask a question, you may press star (*), then one (1) on your touchtone phone. To withdraw your question, please press star (*), then two (2). Please note this event is being recorded.

I would now like to turn the conference over to Steve Gardner, Chairman, President, and CEO. Please go ahead.

Steve Gardner
Thank you, Eilee. Good morning, everyone. I appreciate you joining us today. As you are all aware, earlier this morning we released our earnings report for the fourth quarter of 2020. We have also published an updated investor presentation that we will be speaking to today.

If you have not done so already, we would encourage you to visit our Investor Relations website to download a copy of the presentation. In terms of our call today, Ron and I will present our prepared remarks, and then we will open up the call to questions. I note that in our earnings release and investor presentation that we have our Safe Harbor statement relative to the forward-looking comments, which have been expanded, and I would encourage all of you to read through those carefully, particularly in light of the current COVID-19 pandemic and how it may impact our business, financial condition, and results of operations.

I'm going to start on Slide 6 of the presentation. Our fourth quarter performance capped an extremely productive year for the company. Throughout 2020, while dealing with unprecedented challenges, we were able to accomplish a number of significant initiatives. We completed our largest acquisition to-date including the integration, system conversion, and branch consolidations in a short timeframe.

We launched our PPP program and funded more than $1.3 billion in loans, then eliminated the burden of managing the loan forgiveness process by selling the loans and accelerating the revenue recognition, and we designed and implemented a thoughtful loan modification program that assisted borrowers impacted by the pandemic while effectively protecting the bank's interest.

Our strong culture of performance and accountability, one that strives for continuous improvement, has never been more important than it was in 2020. Our team consistently over-delivered for our clients, communities, our stockholders, and for all stakeholders. On behalf of the Board of Directors, I want to express our appreciation for the extraordinary efforts of our entire organization.

Turning to our fourth quarter results, we delivered strong performance that reflects our improved earnings power. We generated a return on average assets and average tangible common equity, exclusive of merger-related expenses, of 1.41% and 17.2%, respectively, which should improve further as economic conditions strengthen and we are able to drive more loan growth and operating leverage.

In October, we completed the system conversion, consolidated 20 branches, and made the final adjustments to staffing levels, and our cost savings from the transaction continue to run ahead of expectations. With these final integration items behind us, we were able to shift more of our focus towards business development.

During the fourth quarter, we saw significant increase in business. We originated $911 million in loan commitments that translated into $712 million in fundings -- more than double what we produced in the prior quarter.

Pacific Premier Bancorp, Inc.
Q4 2020 Earnings Conference Call Transcript

We are seeing attractive growth opportunities in most of our markets and from an anecdotal standpoint, we're seeing more clients starting to plan for increased economic activity and that's continuing to positively impact our loan pipeline.

So, we are cautiously optimistic relative to our growth outlook. Obviously, there is still a great deal of uncertainty, but we believe we are well positioned to perform, regardless of the economic trajectory. While we saw a significant increase in loan production, it was not sufficient to offset elevated payoffs and a few strategic sales of lower rated credits. As a result, our total loan balances declined by 1.6% in the quarter.

While payouts have been a headwind to loan growth, we do not expect loan sales to be a significant this year, given the overall strong trends in our loan portfolio along with the greater clarity we have around future economic activity. Our asset quality remains very strong, with stable to improving migration trends during the fourth quarter. Our cost of deposits declined to 14 basis points during the quarter, which was primarily due to the repricing of higher cost deposits acquired through the Opus acquisition along with growth in non-interest-bearing deposits.

Our ability to execute throughout the company is generating greater amounts of capital and that has provided us with the opportunity to return increasing amounts of capital to our shareholders. We recently announced a 50% increase in the size of our stock repurchase program, and today we announced we are raising our quarterly dividend to $0.30 per share.

On Slides 7 and 8, we highlight a comparison of the company to our Western bank peers on a number of important financial metrics and review our history of successful M&A. We've consistently generated strong pre-provision net revenue, despite the pandemic. Our organization has an expertise and track record of executing on all aspects of M&A to drive value for our shareholders and it remains a core competency and a competitive advantage for the company. We remain active in pursuing strategic transactions that will maximize long-term shareholder value.

Slide 9 summarizes our capital strength at both the bank and holding company. All of our regulatory capital ratios exceed the well-capitalized thresholds. As an active acquirer, we have always been mindful to protect tangible book value and that is evident in the bar chart. Our tangible book value ended the year at $18.65 a share, higher than in the first quarter of 2020, prior to the Opus acquisition. Our balanced approach to capital management provides us with a high degree of flexibility and positively impacts the total return that we generate for our stockholders.

On Slides 10 and 11, we summarize our long-standing approach to innovation and our ability to leverage technology as a key differentiator of Pacific Premier. Our investments have positioned us well to handle the increased demand for digital banking solutions and are enabling us to meet the more complex needs of larger commercial banking clients.

At this point, I'm going to turn the call over to Ron to provide some additional details on our fourth quarter financials.

Ronald Nicolas
Thanks, Steve, and good morning. I'll pick up on Slide 13, which illustrates the strength of our performance. As illustrated here, we delivered a 48.5% efficiency ratio and a pre-provision net revenue return on average assets of 1.92%. Our continued strong operating performance was demonstrated by the increase in net interest income and our lower non-interest expense, excluding merger-related costs. Our pre-provision net revenue continues to generate significant capital that supports our growth and capital management initiatives.

Pacific Premier Bancorp, Inc.
Q4 2020 Earnings Conference Call Transcript
On Slide 14 we highlight the factors affecting our net interest margin, which was 3.61% in the fourth quarter, a 7-basis point increase from the prior quarter, and our core net interest margin came in at 3.32%, up 9 basis points. As highlighted with our attribution waterfall chart, the largest drivers of the increase were a lower cost of funds and higher fees due primarily to elevated loan prepayments, and our cost of deposits decreased 6 basis points to 0.14% driven by the combination of lower repricing on interest-bearing deposits and growth in our non-interest-bearing deposits.

As highlighted on Slide 15, our non-interest expense during the second half of 2020, excluding merger-related costs, extrapolates to $379 million annually, less than the $390 million expense run rate we estimated at the announcement of the Opus transaction.

The remaining cost savings from the acquisition were fully realized during the fourth quarter of 2020 as post conversion actions have now been completed, and, as a result, our headcount ended the quarter down 59 at 1,477.

During the fourth quarter, in recognition of these tremendous accomplishments of the entire team throughout the pandemic, we paid all employees other than senior executive managers a special appreciation bonus, which totaled $2.4 million.

Our total loss absorbing capacity of $382 million, or 2.86% of loans held for investment remains very strong as highlighted on Slide 16. This is comprised of an allowance for credit losses of $268 million plus the remaining fair-value discount on acquired loans of $114 million.

Our allowance for loans held for investment decreased from the prior quarter, although the ratio of ACL- to-loans remained above 2%. The key drivers of the change were overall lower loan balances as well as the mix of the loan portfolio. Conversely, our ACL for off-balance sheet commitments increased from the prior quarter, driven by increases in unfunded commitments as well as composition.

As highlighted on Slide 17, our deposit base is diversified with two-thirds residing in our traditional branches and the remaining third split amongst our varied deposit businesses. Our non-interest-bearing deposits increased $115 million, or 2%, from the prior quarter and we continued to opportunistically run off our higher cost deposits including retail and brokered CDs.

Lastly, we summarized the composition of our investment securities portfolio on Slide 18. During the quarter, we increased our available for sale securities portfolio to $3.93 billion, redeploying some of our excess liquidity into highly-rated AAA munis, agencies, and CMOs.

The yield on our securities portfolio remained stable at 1.72% and the duration decreased slightly to 5.0 years. With our strong liquidity and our securities portfolio around 20% of total assets, we will likely remain at this level, depending on our near-term deposit trends and loan demand.

With this, I'm going to turn the call back over to Steve.

Steve Gardner
Very good. I'm not going to spend a lot of time on Slides 20 through 24, which provide a lot of detail around credit trends. Our loan portfolio is well diversified and performing at a high level. With the acquisition of Opus, multifamily loans became our largest concentration. This asset class has historically been one of the best performing in terms of risk-adjusted returns owing in part to the housing shortage in the Western U.S. In the short- and medium-term, we expect multifamily will likely make up a significant portion of the portfolio mix.

Our asset quality metrics have remained strong throughout this volatile period. Delinquent loans, non-performing assets, and classified assets all remain at very low levels and generally strengthened over the

Pacific Premier Bancorp, Inc.
Q4 2020 Earnings Conference Call Transcript
fourth quarter. COVID-19 temporary loan modifications declined significantly during the fourth quarter to 0.6% of loans and there were no extensions of previously modified loans in-process as of year-end.

On Slides 26 through 30, we have included information to highlight some key areas related to our focus on social, environmental, and governance matters. Our culture is one that is consistently pursuing continuous improvement throughout the company, including ESG.

On Slide 27, we highlight our commitment to corporate responsibility. We have a long-standing track record of accomplishment of investing our time and capital to help strengthen our communities and support organizations that foster diversity and economic inclusion.

During 2020, we began developing a framework for evaluating the environmental impact of our loan standards and assessing the risk within our loan portfolio related to climate change. We are also evaluating the adoption of additional disclosure around sustainability accounting standards and methodologies.

On Slide 28, we summarized the actions we implemented during 2020 in response to the pandemic. While this is not an exhaustive list, as you can see, we spent considerable time and resources on our employees’ health and safety while providing support to our clients and communities.

On Slides 29 and 30, we highlight our governance structure. Our Board is composed of strong independent directors with diverse backgrounds, expertise, and qualifications. Board refreshment is something we firmly believe in and since 2018, we have added four highly capable individuals. Governance practices encourage thorough risk management, full engagement, and transparency within the Board and among executive officers.

We are equally dedicated to having a diverse Board in terms of gender and ethnicity. As we recognize the value that accrues to our company by having a more diverse perspective on any number of matters, and notably 3 of our 9 independent directors are female.

As we enter 2021, our company has never been stronger, more capable and ready to take advantage of opportunities to grow and expand both organically and through acquisitions. We remain committed to building long-term sustainable value for our shareholders while further improving every aspect of our organization to positively impact all of our stakeholders.

While the ongoing pandemic continues to impact the near-term environment, we feel optimistic about how we are positioned to maximize shareholder returns. On behalf of the Board of Directors, I want to express our sincere appreciation to the women and men of Pacific Premier for their outstanding work in 2020.

With that, we would be happy to answer questions you may have. Eilee, could you please open up the call for questions.

QUESTIONS AND ANSWERS

Operator
We will now begin the question-and-answer session. To ask a question, you may press star (*), then one (1) on your touchtone phone. If you are using a speakerphone, please pickup your handset before pressing the keys. To withdraw your question, please press star (*), then two (2).

Our first question today comes from Gary Tenner with D.A. Davidson.

Gary Tenner
Thanks, guys. Good morning.

Pacific Premier Bancorp, Inc.
Q4 2020 Earnings Conference Call Transcript
Steve Gardner
Good morning, Gary.

Gary Tenner
I had a couple of questions that relates to 2021 loan growth, and I guess, you talked about the pipeline strengthening quite a bit. I'm just wondering, as you look out into the year…or the early part of the year, where -- what loan segments you see as offering the most opportunity for your bank to grow loans and generate production?

Steve Gardner
I think Gary it's really across the board in all of the various categories and lines of business that we're in. As we entered this year, pipeline, as I mentioned has never been stronger, a little over $1 billion, and our capabilities and the people that we've added to the organization, both through the Opus acquisition and over the last 12 to 18 months, we're really beginning to start to see that benefit. So, I would say it's across all of our various categories.

Gary Tenner
Thank you. And then, regarding the expense outlook, I appreciate that the $2.4 million of one-time comp in the fourth quarter, the special bonuses, and I think you noted that fourth quarter, or end of the year, all OPB cost savings were recognized. So, as you think of the base stripped out, operating expense going into the first quarter, Ron, where would you put that number?

Steve Gardner
Ron, you want to go ahead and respond?

Ronald Nicolas
Sure, Steve. Gary, obviously, there is a lot of moving parts to that, but right now we're looking, plus or minus, right in that $94 million range, as we sit here today with NIE, and that's, if you will, excluding any extraordinary charges that we might incur. But, the staffing is at a good level right now as we enter the year, we'll have higher payroll taxes, of course. We did have the special bonus, but as you saw in our press release, we also had the benefit of some higher originations with our loan deferrals. So, kind of net-net, I think it's a net 94, again plus or minus range -- on a quarterly basis, $94 million.

Gary Tenner
Great. Thank you and then if I could just ask one more question. With regard to M&A – over a year since you closed OPB, obviously, converted it earlier back in the fall, just thoughts around the M&A environment. Obviously, your stock has worked, you've got a bit of currency to use, potentially, in a deal. So, I'm just curious what your thoughts are there?

Steve Gardner
Well we've talked about this, Gary, that obviously COVID has accelerated a lot of large macro trends that had been going on in the economy and in financial services in particular, the trend towards consolidation that has only -- I think, that pressure has only increased in this low rate environment. And so, we're actively reaching out on as we always are. We're going to be disciplined around the process and we certainly are always interested and talking to folks, where we can partner with and ultimately generate better returns for our shareholders on a combined basis than maybe either one of us would do individually. And then, also looking at creating an institution that becomes even more attractive to a…potential acquirers down the road. Those factors are always part of the process and enter our mind as we're talking to folks.

Gary Tenner
Great. Thanks for taking my questions.

Pacific Premier Bancorp, Inc.
Q4 2020 Earnings Conference Call Transcript
Operator
Our next question comes from Matthew Clark with Piper Sandler.

Matthew Clark
Hi, Good morning, Steve, Ron.
Steve Gardner
Good morning.

Ronald Nicolas
Good morning.

Matthew Clark
On the core NIM 3.32%, you still have -- obviously, a much lower loan-to-deposit ratio than you've had in the past, and you've got a pipeline. I guess how quickly might you be able to remix the assets to help defend the margin going forward or do we…should we expect kind of a stepdown here with maybe a little less prepay activity to start the year before again grinding higher?

Steve Gardner
Yes, I think, that's probably accurate, Matt, in the fact that we – we’re hopeful, we'll see a little bit slower run rate as the payoffs go. As I mentioned in the prepared comments, we expect – we don't expect to do loan sales here…and we'll just see. The unknown is really, is – on the payoffs. We like what we're seeing around demand in most of our markets. Again, the talent that we brought onto the organization, and then maybe some of the dislocations you're seeing at some of the largest organizations make us optimistic. At the same time, we are seeing some banks out there offering rates that make us scratch our head and is just not where we're going to go. We're going to be disciplined around the pricing. So, as it all comes together, we'll see where it shakes out on the margin, and then, I think, as you accurately point out, the ability to potentially remix the balance sheet and increase loan-to-deposit ratio here over time.

We're certainly encouraged with the improvement in the vaccine rollout here and likely seeing some light at the end of the tunnel in the next several months as it relates to the pandemic and its impact on the economy.

Matthew Clark
Okay and then just on gain on sale, it was fairly muted this quarter. Is there an expectation that SBA production will -- that volume and related sales will start to come back here in the new year?

Steve Gardner
Maybe in the second half of the year. SBA demand is somewhat muted at the moment.

Matthew Clark
Okay and then on the ACL at 2.02%, in a post-CECL world, how low would you let that go assuming the economy continues to recover?

Steve Gardner
It's hard to say. There are a number of factors that obviously play into the model, and in addition to that, you have to give consideration to the fair value discount that we have on the balance sheet. So, that the total loss absorbing capacity of 2.86 seems to be, at this point, very healthy given the performance of the portfolio and the overall trends and asset quality.

Matthew Clark
And then, last one from me. Just on the buyback – is it realistic to assume you could do some buyback here at this level. I know you got pretty aggressive last time around -- 1.6 times tangible, but upwards of two times. I don't know if you still have the same appetite?

Pacific Premier Bancorp, Inc.
Q4 2020 Earnings Conference Call Transcript
Steve Gardner
I think the stock is pretty attractive given our outlook here and I'd certainly expect us to come -- we'll be looking at it closely.

Matthew Clark
Okay, thank you.

Operator
Our next question comes from Jacque Bohlen with KBW.

Jacque Bohlen
Hi. Good morning. I was just curious, Steve, what your thoughts are on the next round of PPP and if you plan to be a participant in that?

Steve Gardner
We don't plan to be a direct participant. We're not seeing significant demand. We have a relationship with the folks that we had sold the PPP loans to back during the summer. They have a very nice platform there as you recall a non-depository. So, any clients that we have that might want to look into that or avail themselves of the program we're referring over to them.

Jacque Bohlen
Okay. Great. Thank you. That's really helpful to know. And then, just looking specifically at Slide 17 and the mix of deposit sources that you have, and I know that there's obviously a lot of liquidity flowing around now and potentially more stimulus to come. Just how do you think about the composition of your deposits sources as you roll through this year and through next year, particularly in light of the upcoming Pacific Premier Trust conversion, and some of the other strategic initiatives you might have going on?

Steve Gardner
I think that, where we ended the year, pretty stable with the high-cost deposits that we had, we ran off. We have a small amount of wholesale brokered certificates that will likely run off also. At a minimum, we'll reprice those down. We're pleased with the mix; however, we're never satisfied. We want to continue to push noninterest bearing up. We've had it much higher in the past, that where we sit today is part of a function of the acquisition of Opus. So, over time, we expect to further improve that, but built on good solid relationships with clients. And so, that doesn't come overnight, but we're satisfied -- or rather we're pleased with where we are, but we're not, we're never satisfied. There is clearly room for us to improve in all of our lines of business and throughout the organization.

Jacque Bohlen
Okay and does the -- pending conversion through Pacific Premier Trust. Do you view that primarily as a business generator and -- add to noninterest income, or could that also help you move some of the deposits in a manner you wish?

Steve Gardner
As we grow that business, we expect higher levels of fee income, more so in the second half of the year, as well as potentially larger deposit balances as their assets under custody expand and grow as well.

Jacque Bohlen
Okay. So, a double benefit from that then. Okay, great, thank you very much.

Steve Gardner
Certainly.

Pacific Premier Bancorp, Inc.
Q4 2020 Earnings Conference Call Transcript
Operator
Our next question comes from Andrew Terrell with Stephens.

Andrew Terrell
Hi. Good morning.

Steve Gardner
Good morning.

Andrew Terrell
Yes, I just wanted to start on the margin. It seems like the bulk of the deposit repricing is behind us. I did want to ask about just overall the optionality on the funding base. I think there are some higher price debt that was acquired from Opus that can be redeemed this year, And just given how liquidity is trending and maybe how growth is shaping up, do you think that's something you look to redeem and are there any further kind of levers you could look to pull on the liability side of the balance sheet?

Steve Gardner
I think that's accurate. We'll look to see and give consideration to that sub debt that is at the bank level and take it into consideration in our overall capital management and planning. I think you're right, on the deposit side there isn't a lot of room to go lower at 14 basis points, but we're going to continue to manage that closely and in particular where we can improve the mix by increasing the non-interest bearing. We'll pick up some benefit there.

Andrew Terrell
Understood. I appreciate it. I'm trying to understand just the duration of the CD premium amortization as well. Can you remind us how long of a life this has or maybe what the remaining balance is here that needs to be amortized? Just trying to think about how long this presents kind of a tailwind to the stated margin versus the core?

Steve Gardner
Sure. Why don't we get that – why don't we get that information to you offline or that may not be of interest to other listeners. We're happy to provide that to you. Unless, Ron, you've got it right there?

Ronald Nicolas
Yes, Steve, I could just comment, just very briefly on it, and then, we can always have a follow-up, Andrew. It's an average of 7, 8 years typically. Obviously, Opus is being the fresh, but we've got CD amortization that goes back with a few prior acquisitions already in motion. So, what you're seeing is a little bit of a weighted average impact that's going on now. It probably has an average life of about five years. All-in five, six years, all-in.

Andrew Terrell
Got it. Thanks.

Operator
Our next question comes from David Feaster with Raymond James.

David Feaster
Hi. Good morning, everybody.

Steve Gardner
Good morning, David.

Pacific Premier Bancorp, Inc.
Q4 2020 Earnings Conference Call Transcript
Ronald Nicolas
Good morning, David.

David Feaster
I just wanted to circle back to the origination question. I'm just curious I guess from a geographic perspective, where are you seeing strength across your footprint? And maybe at a high level, what do you think the organic loan production capacity of the combined institution is in light of the hires that you've made? And if I'm just reading between the lines, it sounds like loan balances have probably dropped here…or, just curious on all those topics what you're thinking.

Steve Gardner
Sure. So, I think that the strength that we're seeing in most of our markets is really -- it began I think in the fourth quarter as we were talking to business owners and investors as they were getting greater clarity on the economy, the impact of the vaccine, getting past the election, and some of these uncertainties that – is where some of the optimism began to develop. As far as -- and we're seeing that again in most of the markets and the clients that we're talking with, obviously, there are pockets here and there where they're still dealing with significant amount of the lockdowns and impacts of the pandemic. But again, I think that we all have a little bit better clarity today.

As far as the level of production, we'll see. We'll continue to get better and the team continues to create synergies amongst themselves and then also with different lines of business in the bank and so we're really seeing that come together nicely.

As far as the net loan growth, we'll see how things go as far as amortization, paydowns, and early payoffs and -- again the utilization rates from some of the businesses are -- they are still at very low levels. So, as economic activity picks up, we're hopeful that we'll see some of those utilization rates potentially increase as well.

David Feaster
Okay and then, I'm just curious what you're seeing on the hiring front. You've touched on it a bit some of the issues in the market, but I'm just curious now that the integration in the rear view, the strength of the combined franchise is clearly apparent. Are you seeing more opportunities for new lender hires?

Steve Gardner
We are talking to folks. I think that there's been some struggles at some of the largest organizations. I think that there is always a couple of folks that you lose that you don't want to during these acquisitions. And what's been nice is to hear them reach back out and would like to rejoin the organization. So, we're assessing all of that. I think also too, simply as we continue to grow and expand, and lenders see the consistency and how we deliver for our clients, they're naturally becoming attracted to wanting to be part of our team. So, all of those things are playing into it.

David Feaster
Okay and then just on the franchise segment. Just curious, your thoughts there, what you're seeing. It looks like originations accelerated. Just curious on that segment your appetite for new credit and any trends that you're seeing?

Steve Gardner
Yes, I think that book of business performed exceedingly well. We certainly -- when we acquired that franchise lending business, it certainly had demonstrated that it was recessionary resistant, based on decades of information. I don't think that anybody knew exactly how things would play out in a pandemic environment, but that again that portfolio performed very well and continues to. We have long-standing deep relationships with franchisees and many of the key franchisors and so we're going to continue to leverage that and build that business as we have in the past.

Pacific Premier Bancorp, Inc.
Q4 2020 Earnings Conference Call Transcript

David Feaster
Okay. It is helpful. Thank you.

Operator
Again, if you have further question, you can press star (*), then one (1) to joint our queue.

Our next question will come from Tim Coffey with Janney.

Timothy Coffey
Thank you. Good morning everybody.

Steve Gardner
Good morning.

Timothy Coffey
Steve, as you look at the deferments that you have still on modifications, it's not a big number, but given where your reserves are, you have options, are you -- is your outlook on those to let them cure themselves?

Steve Gardner
We'll see. We deal with each client individually and we'll see. As I said, we don't expect much in the way of loan sales moving forward, but that is always an arrow in our quiver, if you will, that we've had for a long period of time. So, we're working with each one of the clients and see how they progress from here.

Timothy Coffey
Okay. And then switching to the franchise non-real estate secured loans, are you -- can you provide some color on what happened there this quarter? Was it just kind of a change in focus or maybe a rationalization of exposure?

Steve Gardner
No. I just got done talking about franchise and the fact that we like that business, we just naturally have seen some paydowns in that business.

Timothy Coffey
Okay. So, the non-real estate secured is leading the paydowns?

Steve Gardner
I'm not sure specifically – Tim, what's the point?

Timothy Coffey
I'm just asking. I'm just trying to get some color on why the -- why those loans were down more than the others?

Steve Gardner
That would be paydowns, where borrowers made early payments on their loans and either paid down or paid-off credit.

Timothy Coffey
Okay. All right and then there is a -- question on M&A. Given that your footprint is much bigger than it has been before, are there – are you interested in doing out of market…or adjacent market deals more than you're doing in market deals, or are you kind of agnostic?

Pacific Premier Bancorp, Inc.
Q4 2020 Earnings Conference Call Transcript
Steve Gardner
We've always considered geographic expansion as a benefit. We are going back to, if you look at, think about the Heritage Oaks acquisition expanded us into the Central Coast, where we had not been before. The Grandpoint acquisition expanded us into markets in Arizona and into the Pacific Northwest, albeit on a relatively small basis. And then, the franchise lending, the HOA lines of business, which are nationwide, and Pacific Premier Trust and Opus, those expanded us geographically.

So, we are certainly open to geographic expansion where it makes sense. And as I've shared in the past, whether it's California, the Pacific Northwest, along the Rocky Mountain range, or into various parts of Texas, we think certainly of Dallas, many of those markets are very attractive.

Timothy Coffey
Okay. All right. That was my questions. Thanks.

Steve Gardner
Certainly.

Operator
This concludes our question-and-answer session, and I would like to turn the call back over to Steve Gardner for any closing remarks.

CONCLUSION

Steve Gardner
Thank you and thank you all for joining us today. Again, if you have additional questions, please do not hesitate to contact Ron or myself directly.

Operator
The conference has now concluded. Thank you for attending today's presentation. You may now disconnect.